EXHIBIT 99.1

          The following certification accompanies the Issuer’s Quarterly Report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-47551 and IC-25967, dated March 21, 2003.

CERTIFICATION

          Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Donald L. Drakeman, the Chief Executive Officer of Medarex, Inc. (the “Company”), and Christian S. Schade, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

          A signed original of this written statement required by Section 906 has been provided to Medarex, Inc., and will be retained by Medarex, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 9, 2003

/s/ DONALD L. DRAKEMAN	/s/ CHRISTIAN S. SCHADE

Donald L. Drakeman Chief Executive Officer	Christian S. Schade Chief Financial Officer